Registration No. 33-
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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

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                            Form S-8

                     REGISTRATION STATEMENT

                             Under

                   THE SECURITIES ACT OF 1933

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                 Premark International, Inc.
      (Exact name of Issuer as specified in its charter)

             Delaware                             36-3461320
   (State or other jurisdiction of                (I.R.S.
   incorporation or organization)                 Employer Iden-
                                                  tification No.)

1717 Deerfield Road, Deerfield, Illinois              60015
(Address of principal executive offices)           (Zip code)

        PREMARK INTERNATIONAL, INC. 1994 INCENTIVE PLAN
                     (Full title of the plan)

                      JOHN M. COSTIGAN, Esq.
              Senior Vice President, General Counsel
                           and Secretary
                     Premark International, Inc.
                        1717 Deerfield Road
                      Deerfield, Illinois 60015
             (Name and address of agent for service)
                           (847) 405-6000
     (Telephone number, including area code, of agent for service)

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               CALCULATION OF REGISTRATION FEE
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                             Proposed    Proposed
Title of                     maximum     maximum      Amount
securities      Amount       offering    aggregate    of re-
to be           to be        price per   offering     gistra-
registered      registered   share       price        tion fee
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Common Stock,
par value $1.00
per share..... 3,000,000(1) $24.78125 (2) $74,343,750 $22,526.00
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(1)  Shares available for future options, restricted stock or stock appreciation rights, plus such an indeterminate number of additional shares as may be issuable by reason of the anti-dilution provisions of the Plan.

(2) Estimated solely for purposes of calculating the Registration Fee and computed pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on May 6, 1997.
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This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the Premark International, Inc. 1994 Incentive Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 33-53561) filed on May 10, 1994, by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

    (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997.

    (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 dated September 8, 1986, as amended, and the description of rights attaching to such Common Stock contained in the Registrant's Current Report on Form 8-K dated December 21, 1996.

    (d) The Registrant's Current Report on Form 8-K dated March
    6, 1997 concerning a change of independent accountants.

    (e) The Registrant's Registration Statement on Form S-8 (File
    No. 33-53561) filed May 10, 1994.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

    John M. Costigan, who has rendered the opinion of counsel attached hereto as Exhibit 5, is employed by the registrant as Senior Vice President, General Counsel and Secretary

Item 8. Exhibits.

Exhibit
  No.                      Description
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  5    Opinion and Consent of John M. Costigan, Esq.

 23    Consent of Independent Accountants

 24    Powers of Attorney

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on May 7, 1997.

                                      PREMARK INTERNATIONAL, INC.



                                         James M. Ringler

                                    By:  JAMES M. RINGLER
                                         President and
                                         Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                        Position
        ---------                        --------


     Warren L. Batts

     WARREN L. BATTS               Chairman of the Board
                                   of Directors, and Director


     James M. Ringler

     JAMES M. RINGLER              President, Chief Operating
                                   Officer and Director
                                   (Principal Executive Officer)

             *                         Director
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     Harry W. Bowman

             *                         Director
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     Dr. Ruth M. Davis

              *                        Director
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     Dr. Lloyd C. Elam


              *                        Director
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     W. James Farrell

              *                        Director
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     Richard S. Friedland

              *                        Director
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     John B. McKinnon

              *                        Director
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     David R. Parker

              *                        Director
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     Janice D. Stoney




     Robert W. Hoaglund

     ROBERT W. HOAGLUND            Vice President and Controller
                                   (Principal Accounting
                                       Officer)



     Lawrence B. Skatoff

     LAWRENCE B. SKATOFF           Senior Vice President and
                                   Chief Financial Officer
                                   (Principal Financial
                                       Officer)


     John M. Costigan

*By: JOHN M. COSTIGAN
     Attorney-in-fact


May 7, 1997

Exhibit No.                  Description                  Page

 5                  Opinion and Consent of                   1
                    John M. Costigan, Esq.

23                  Consent of Independent                   2
                    Accountants

24                  Powers of Attorney                       3